UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Completion of Acquisition or Disposition of Assets.

On June 20, 2013, Preferred Apartment Communities, Inc. (the "Company") filed a Current Report on Form 8-K dated June 14, 2013 with regard to entering into a Purchase and Sale Agreement (the "Purchase Agreement") between Trail Creek Apartments, LLC ("Purchaser"), a wholly owned subsidiary of Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"), and Oxford Hampton Partners LLC for the purchase of a fee-simple interest in a 96-unit multifamily townhome community located in Hampton, Virginia ("Trail II"). The Company is the general partner of, and owner of an approximate 98% interest in, PAC-OP. The Company hereby amends the Current Report on Form 8-K dated June 14, 2013 to provide the required financial information related to its acquisition of Trail II. The Trail II community commenced business operations effective with the signing of the first leases by residents in March 2012. For this reason, and since the Trail II community was not stabilized at any point during 2012, the audited Statement of Revenue and Certain Operating Expenses for the period of March 12, 2012 (Commencement of Rental Operations) to December 31, 2012 and the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012 does not reflect a complete 12 months of operational results and should not be considered indicative of future results.

Item 9.01    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Independent Auditors' Report	F-1
Statements of Revenue and Certain Operating Expenses for the period of March 12, 2012 (Commencement of Rental Operations) to December 31, 2012 and the three months ended March 31, 2013 (unaudited)	F-2
Notes to Statements of Revenues and Certain Operating Expenses	F-3

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Consolidated Financial Statements	F-5
Unaudited Pro Forma Consolidated Balance Sheet dated March 31, 2013	F-6
Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2012 and the three months ended March 31, 2013	F-7
Notes to Unaudited Pro Forma Consolidated Financial Statements	F-9

(d)    Exhibits

23.1	Consent of PricewaterhouseCoopers LLP

Independent Auditor's Report

To the Board of Directors and Stockholders
of Preferred Apartment Communities, Inc.

We have audited the accompanying statement of revenues and certain operating expenses for Trail Creek Apartments II (the "Acquired Property") for the period from March 12, 2012 (Commencement of Rental Operations) to December 31, 2012.

Management's Responsibility for the Statement of Revenues and Certain Operating Expenses

Management is responsible for the preparation and fair presentation of the statement of revenues and certain operating expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statements of revenues and certain operating expenses that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the statement of revenues and certain operating expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain operating expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of revenues and certain operating expenses. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the statement of revenues and certain operating expenses, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Acquired Property's preparation and fair presentation of the statement of revenues and certain operating expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Acquired Property's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain operating expenses. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statement of revenues and certain operating expenses of the Acquired Property presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 of the Acquired Property for the period from March 12, 2012 to December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying statement of revenues and certain operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2 and are not intended to be a complete presentation of the Acquired Property's revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP
Atlanta, GA
July 12, 2013

TRAIL CREEK APARTMENTS II

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

	Three Months Ended March 31, 2013 (Unaudited)	For the period from March 12, 2012 (Commencement of Rental Operations) to December 31, 2012

REVENUES:
Rental income	$326,852	$614,097
Other revenue	28,600	53,357

Total revenues	355,452	667,454

CERTAIN OPERATING EXPENSES:
Management fees paid to a related party	11,170	28,057
Property operations and maintenance	59,744	191,772
General and administrative	11,265	41,644
Real estate taxes	20,868	59,413

Total certain operating expenses	103,047	320,886

REVENUES IN EXCESS OF CERTAIN OPERATING EXPENSES	$252,405	$346,568

See notes to statements of revenues and certain operating expenses.

TRAIL CREEK APARTMENTS II
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

1.    ORGANIZATION AND FORMATION

Preferred Apartment Communities, Inc. (the "Company") was formed as a Maryland corporation on September 18, 2009, and qualified as a real estate investment trust for U.S. federal income tax purposes, or Real Estate Investment Trust, commencing with the tax year ended December 31, 2011. The Company was formed to acquire multifamily properties in select targeted markets throughout the United States.

On June 14, 2013, the Company signed a purchase agreement to acquire the assets of Oxford Hampton Partners LLC ("Oxford"), a Georgia limited liability company, which was formed on July 5, 2005. Oxford owns a 96-unit multifamily residential development located in Hampton, Virginia, Trail Creek Apartments II ("Trail Creek II"). Trail Creek II was a property under development prior to obtaining its final certificate of occupancy in August, 2012. Leasing began in March of 2012, with the first apartment leased on March 12, 2012.

Preferred Residential Management, LLC, a related party, is responsible for the property management of the project.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The accompanying statements of revenues and certain operating expenses include the rental and property operations of Trail Creek II for the period from March 12, 2012 through December 31, 2012, and the three months ended March 31, 2013.

The accompanying statements of revenues and certain operating expenses were prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission for the acquisition of real estate properties. The statements of revenues and certain operating expenses are not intended to be a complete presentation of the actual operations of the properties for the applicable periods, as certain expenses which may not be comparable to the expenses to be incurred in the proposed future operations of the properties have been excluded. Expenses excluded consist of interest expense on certain loans that will not be assumed by the Company, depreciation, amortization, professional fees, and other expenses not directly related to the proposed future operations of Trail Creek II. The Company is not aware of any material factors relating to the property other than those discussed that would cause the reported financial information not to be indicative of future operating results.

The accompanying interim statement of revenue and certain operating expenses for the three months ended March 31, 2013, is unaudited. In the opinion of management, all adjustments, consisting only of normal and recurring adjustments considered necessary for a fair statement, have been included. The reported results are not necessarily indicative of the results that may be expected for the full year.

The occupancy for the period from March 12, 2012 through December 31, 2012, and the three months ended March 31, 2013, for Trail Creek II was 86.46% (unaudited) and 91.67% (unaudited), respectively.

Use of Estimates — The preparation of the statements of revenues and certain operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses. Actual results could differ from those estimates.

Revenue Recognition — Residential properties are leased under operating leases with terms of generally one year or less. Rental revenues from residential leases, which include periods of free rent and/or scheduled increases in rental rates over the term of the lease, are recognized on a straight-line basis.

Under the terms of residential leases, residents are obliged to reimburse the projects for certain utility usage, principally water, sewer and trash collection, where the projects are the primary obligor to the local public utility entity. These utility reimbursements from residents are included in other revenues in the accompanying statements of revenues and certain operating expenses. The utility reimbursements for the period from March 12, 2012 through December 31, 2012, and the three months ended March 31, 2013, for Trail Creek II was $11,600 and $9,867, respectively.

Operating Expenses — Operating expenses represent the direct expenses of operating the property and consist primarily of payroll, utilities, repairs and maintenance, insurance, property taxes, and other operating expenses that are expected to continue in the proposed future operations of the property.

Capitalization — Significant improvements and replacements are capitalized and depreciated using the straight-line method over their estimated useful lives, which are not included in these statements of revenue and certain operating expenses. Repairs and maintenance costs are charged to expense as incurred and are included in "Property operating and maintenance expenses" in the statements of revenue and certain operating expenses.

Property taxes and property insurance that were not expensed in 2012 were capitalized based on the percentage of certificates of occupancy received. The property taxes and property insurance capitalized during 2012 were $18,470 and $14,005, respectively. Insurance expense for 2012, included in General and Administrative, was $11,866.

Commitments and Contingencies — Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources, are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. There is no material litigation nor to management’s knowledge is any material litigation currently threatened against the property other than routine litigation, claims and administrative proceedings arising in the ordinary course of business.

3.    RELATED PARTY TRANSACTIONS

Under the provisions of a property management agreement, an affiliate of the Company, Preferred Residential Management, LLC, is responsible for the management of Trail Creek II.

The management fee is based on 3% of monthly gross rental income, but never less than $20 per unit per month. Preferred Residential Management, LLC also received payroll reimbursements related to management services. The payroll reimbursements are included in the property operations and maintenance expense in the accompanying statements. In connection with this activity, affiliates earned fees and received expense reimbursements as follows:

	Three Months Ended March 31, 2013 (unaudited)	March 12, 2012 - December 31, 2012

Management fees	$11,170	$28,057
Payroll reimbursements	21,579	77,132

4.    SUBSEQUENT EVENTS

Management has evaluated all events and transactions that occurred after December 31, 2012 through July 12, 2013, the date which the statements were available to be issued, and noted no items requiring adjustment of the statements or additional disclosure.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements have been prepared to provide pro forma information with regards to certain real estate acquisitions and financing transactions, as applicable.

The accompanying Unaudited Pro Forma Consolidated Statements of Operations of the Company are presented for the twelve months ended December 31, 2012 and the three months ended March 31, 2013 (the "Pro Forma Periods"), and include certain pro forma adjustments to illustrate the estimated effect of the Company's acquisitions and transactions as described in Note 1 as if they had occurred as of January 1, 2012. The accompanying Unaudited Pro Forma Consolidated Balance Sheet of the Company is presented as of March 31, 2013 and includes certain pro forma adjustments to illustrate the estimated effect of the Company's acquisitions and transactions as described in Note 1 as if they had occurred as of December 31, 2012.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results as if the transactions reflected herein had occurred on the date or been in effect during the period indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results in the future and should be read in conjunction with the Company's financial statements as filed on Form 10-K for the year ended December 31, 2012 and on Form 10-Q for the interim period ended March 31, 2013.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
March 31, 2013

	PAC REIT Historical (See Note 1)	Trail II (See Note 1)		PAC REIT Pro Forma
Assets
Real estate
Land	$29,752,000	$1,344,000	A	$31,096,000
Building and improvements	120,566,475	13,362,666	A	133,929,141
Furniture, fixtures, and equipment	16,871,128	2,114,418	A	18,985,546
Construction In progress	145,033	-		145,033
Gross real estate	167,334,636	16,821,084		184,155,720
Less: accumulated depreciation	(8,017,865)	-		(8,017,865)
Net real estate	159,316,771	16,821,084		176,137,855
Real estate loans	39,476,875	(6,000,000)	B	33,476,875
Total real estate and real estate loans, net	198,793,646	10,821,084		209,614,730

Cash and cash equivalents	5,447,498	(89,605)	A	5,357,893
Restricted cash	1,507,340	250,000	A	1,757,340
Notes receivable	4,148,864	-		4,148,864
Revolving line of credit to related party	926,221	-		926,221
Deferred interest receivable on real estate loans	1,162,264	(283,086)	B	879,178
Intangible assets acquired	3,954,897	1,037,602	A	4,992,499
Tenant receivables	17,391	-		17,391
Deferred loan costs	1,459,411	334,522	C	1,793,933
Deferred offering costs	3,529,895	-		3,529,895
Other assets	816,684	16,280	D	832,964

Total assets	$221,764,111	$12,086,797		$233,850,908

Liabilities and equity

Liabilities
Mortgage notes payable	$114,682,000	$12,834,000	E	$127,516,000
Accounts payable and accrued expenses	2,803,512	-		2,803,512
Revolving credit facility	-	-		-
Accrued interest payable	340,569	-		340,569
Dividends payable	1,610,515	-		1,610,515
Security deposits and prepaid rents	517,244	16,280	D	533,524
Other deferred income	34,926	-		34,926
Total liabilities	119,988,766	12,850,280		132,839,046

Commitments and contingencies

Series B Convertible Preferred Stock, $0.01 par value per share; 40,000 shares authorized, issued and outstanding at March 31, 2013	37,000,649	-		37,000,649

Equity
Stockholder's equity

Series A Redeemable Preferred Stock, $0.01 par value per share; 150,000 shares authorized; 41,522 shares issued and 41,492 shares outstanding at March 31, 2013	415	-		415

Common Stock, $0.01 par value per share; 400,066,666 shares authorized; 5,290,559 shares issued and outstanding at March 31, 2013	52,906	-		52,906

Additional paid in capital	76,851,128	-		76,851,128
Accumulated deficit	(12,532,596)	(769,532)	F	(13,302,128)
Total stockholders' equity	64,371,853	(769,532)		63,602,321
Non-controlling interest	402,843	6,049		408,892
Total equity	64,774,696	(763,483)		64,011,213

Total liabilities and equity	$221,764,111	$12,086,797		$233,850,908

The accompanying notes are an integral part of this consolidated pro forma financial statement.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2012

	PAC REIT Historical (See Note 1)	Acquired MFA Properties (See Note 1)	Acquired Trail II (See Note 1)	Other Pro Forma Adjustments (See Note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$9,102,757	$9,683,005	$614,097	$277,195	AA	$19,677,054
Other property revenues	1,128,902	539,206	53,357	-		1,721,465
Interest income on loans and notes receivable	2,259,576	504,442	-	(671,742)	BB	2,092,276
Total revenues	12,491,235	10,726,653	667,454	(394,547)		23,490,795

Operating expenses:
Property operating and maintenance	2,370,398	2,933,490	191,772	-		5,495,660
Property management fees	410,046	346,978	28,057	82,088	CC	867,169
Real estate taxes	753,737	1,447,510	59,413	-		2,260,660
General and administrative	178,922	201,359	28,735	-		409,016
Equity compensation to directors and executives	1,251,216	-	-	-		1,251,216
Depreciation and amortization	3,595,298	-	-	12,852,031	DD	16,447,329
Acquisition costs	912	-	-	-		912
Organizational costs	1,593	-	-	-		1,593
Management fees to related party	822,723	-	-	882,977	EE	1,705,700
Insurance, professional fees, and other expenses	748,341	196,745	12,909	-		957,995

Total operating expenses	10,133,186	5,126,082	320,886	13,817,096		29,397,250

Operating income (loss)	2,358,049	5,600,571	346,568	(14,211,643)		(5,906,455)

Interest expense	2,504,679	-	-	2,736,446	FF	5,241,125
Net (loss) income	(146,630)	5,600,571	346,568	(16,948,089)		(11,147,580)

Less consolidated net (loss) income attributable to non-controlling interests	-	-	-	-		-
Net (loss) income attributable to the Company	(146,630)	5,600,571	346,568	(16,948,089)		(11,147,580)

Dividends to preferred stockholders	(450,806)	-	-	(3,114,279)	GG	(3,565,085)

Earnings attributable to unvested restricted stock	(17,094)	-	-	-		(17,094)

Net (loss) income attributable to common stockholders	$(614,530)	$5,600,571	$346,568	$(20,062,368)		$(14,729,759)

Net (loss) income per share of Common Stock attributable to common stockholders, basic and diluted	$(0.12)					$(2.85)

Weighted average number of shares of Common Stock outstanding, basic and diluted	5,172,260					5,172,260

The accompanying notes are an integral part of this consolidated pro forma financial statement.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Three Months Ended March 31, 2013

	PAC REIT Historical (See Note 1)	Acquired MFA Properties (See Note 1)	Acquired Trail II (See Note 1)	Other Pro Forma Adjustments (See Note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$4,300,239	$571,124	$326,852	$ -		$5,198,215
Other property revenues	378,790	71,884	28,600	-		479,274
Interest income on loans and notes receivable	1,311,930	26,803	-	(177,817)	AA	1,160,916
Total revenues	5,990,959	669,811	355,452	(177,817)		6,838,405

Operating expenses:
Property operating and maintenance	1,069,464	199,420	55,269	-		1,324,153
Property management fees	187,642	21,772	11,170	8,069	BB	228,653
Real estate taxes	449,779	86,961	20,868	-		557,608
General and administrative	115,424	12,336	11,265	-		139,025
Equity compensation to directors and executives	308,921	-	-	-		308,921
Depreciation and amortization	4,112,303	-	-	(1,937,560)	CC	2,174,743
Acquisition costs	1,107,011	-	-	(1,107,011)	DD	-
Management fees to related party	383,868	-	-	61,871	EE	445,739
Insurance, professional fees, and other expenses	300,441	11,982	4,475	-		316,898
Total operating expenses	8,034,853	332,471	103,047	(2,974,631)		5,495,740

Operating income (loss)	(2,043,894)	337,340	252,405	2,796,814		1,342,665

Interest expense	1,141,935	-	-	296,716	FF	1,438,651
Net (loss) income	(3,185,829)	337,340	252,405	2,500,098		(95,986)

Less consolidated net (loss) income attributable to non-controlling interests	61,486	-	-	(59,633)	GG	1,853

Net (loss) income attributable to the Company	(3,124,343)	337,340	252,405	2,440,465		(94,134)

Dividends to preferred stockholders	(1,050,515)	-	-	(138,094)	HH	(1,188,609)

Earnings attributable to unvested restricted stock	(4,792)	-	-	-		(4,792)

Net (loss) income attributable to common stockholders	$(4,179,650)	$337,340	$252,405	$2,302,371		$1,287,533

Net (loss) income per share of Common Stock attributable to common stockholders, basic and diluted	$(0.79)					$(0.24)

Weighted average number of shares of Common Stock outstanding, basic and diluted	5,289,690					5,289,690

The accompanying notes are an integral part of this consolidated pro forma financial statement.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

1.    Basis of Presentation

Preferred Apartment Communities, Inc., or the Company, was formed as a Maryland corporation on September 18, 2009, and has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the "Code") effective with its tax year ended December 31, 2011. The Company was formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of its business strategy, the Company may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, the Company also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 10% of its total assets in other real estate related investments, as determined by its manager as appropriate for the Company. The Company is externally managed and advised by Preferred Apartment Advisors, LLC, or its Manager, a Delaware limited liability company and related party.

On January 17, 2013, the Company issued 40,000 shares of its Series B Convertible Preferred Stock, or Series B Preferred Stock, at a purchase price of $1,000 per share through a private placement transaction. The net proceeds totaled approximately $37.6 million after commissions. On May 9, 2013, the Series B Preferred Stock was automatically converted into shares of Common Stock at a conversion price of $7.00 per common share and resulted in the issuance of 5,714,274 shares of Common Stock. The Series B Preferred Stock paid dividends at the same rate as those declared on our Common Stock, on an as-converted basis and these pro forma financial statements do not reflect the conversion into Common Stock.

On January 23, 2013, the Company acquired three multifamily communities from the Williams Multifamily Acquisition Fund, LP, a Delaware limited partnership, or MFA: McNeil Ranch, a 192 unit community in Austin, Texas, for approximately $21.0 million; Lake Cameron, a 328 unit community in Raleigh, North Carolina, for approximately $30.5 million; and Ashford Park, a 408 unit community in Atlanta, Georgia for approximately $39.6 million. These three communities are referred to collectively as the Acquired MFA Properties.

On June 25, 2013, the Company acquired the 96 units which comprise the second phase of the Trail Creek multifamily community in Hampton, Virginia, or Trail II, which, combined with the first phase of the Trail Creek community contain a total of 300 units. In conjunction with the closing of the sale of the property, Oxford Hampton Partners LLC, or Hampton Partners, the seller of the Trail II property and also the borrower of the $6.0 million Trail II mezzanine loan held by the Company, repaid the principal balance, accrued interest, and the accrued exit fee due under the terms of the mezzanine loan of approximately $283,000. The sum of the outstanding principal balance and the unpaid accrued exit fee was part of the consideration for the purchase of Trail II, which ultimately totaled approximately $18.1 million. On the same day, the Company repaid the variable rate mortgage due on the Trail Creek property from April 2011 of approximately $15.3 million and obtained a seven year, 4.22% fixed rate mortgage in the amount of approximately $28.1 million, which is secured by the combined phases of the Trail Creek community.

The Pro Forma Consolidated Balance Sheet includes four columns.  The first column labeled "PAC REIT Historical" represents the actual financial position of the Company as of March 31, 2013 and includes the Acquired MFA Properties.  The second column, entitled "Acquired Property" represents the pro forma adjustments required in order to reflect the balance sheet impact of acquiring the Trail II property as if it had occurred on March 31, 2013, including the repayment of the original mortgage on the first phase of the Trail property and the new mortgage financing obtained for the combined phases of the Trail property. The "Other" column contains the pro forma adjustments required to reflect the repayment of the Trail II mezzanine loan and the payment of the additional interest receivable from the loan.

The Pro Forma Consolidated Statements of Operations include five columns.  The first column labeled "PAC REIT Historical" represents the actual results of operations for the year ended December 31, 2012 and the three months ended March 31, 2013 and include the results of the Acquired MFA Properties beginning with the acquisition date through March 31, 2013.  The second column, entitled "Acquired MFA Properties" represents the historical revenues and expenses of those properties for the year ended December 31, 2012 and for the period of January 1, 2013, until the date of acquisition on January 23, 2013.  The third column, entitled "Acquired Trail II" represents the actual revenues and

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

expenses of the Trail II property for the year ended December 31, 2012 and for the period of January 1, 2013, through March 31, 2013.  The "Other" column represents the pro forma adjustments required to reflect the acquired properties as described in note 2.

The results presented on the Pro Forma Consolidated Balance Sheet assume the Trail II acquisition closed on March 31, 2013; the results presented on the Pro Forma Consolidated Statements of Operations assume the acquisitions of Trail II and the Acquired MFA Properties all closed on January 1, 2012 and present pro forma operating results for the twelve months ended December 31, 2012 and the three months ended March 31, 2013. The Trail II community commenced business operations effective with the receipt of a certificate of occupancy on the first building in that phase and the signing of the first leases by residents in March 2012. These pro forma financial statements should not be considered indicative of future results.

2.	Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

(A)To reflect the purchase price allocation of the acquisition:

Trail II
Land	$1,344,000
Building and improvements	13,362,666
Furniture, fixtures & equipment	2,114,418
In-place leases	908,286
Customer relationships	129,316
Restricted cash and security deposits	266,280
Security deposit liabilities	(16,280)

Net assets acquired	$18,108,686

On June 25, 2013, the Company closed the purchase transaction of Trail II. For the purpose of this Unaudited Pro Forma Consolidated Balance Sheet, the Company is assumed to have purchased Trail II on March 31, 2013.  The costs of the acquired tangible and intangible assets are determined based on estimates of their fair value.  The fair value of the buildings is estimated on an as-if-vacant basis, based on relevant information obtained in connection with the acquisition of these properties. The estimated fair value of acquired in-place leases are the costs the Company would have incurred to lease the property to the occupancy level of the property at the date of acquisition.

The allocation of purchase price is based on the Company's best estimates and is subject to change based on the final determination of the fair value of assets acquired.  In, addition, the purchase price is subject to any working capital adjustments that may occur at closing, but these adjustments are not expected to be significant.

Reconciliation of the cash adjustment:

Net proceeds from debt financing on Combined Trail Properties	$12,834,000
Repayment of Trail II mezzanine loan and exit fee settled as credit on Trail II acquisition	6,283,086
Less:
Purchase price of Acquired Properties	(18,108,686)
Property acquisition costs	(146,087)
Deferred loan costs	(493,668)
Prepayment fee	(458,250)
Total cash adjustment	$(89,605)

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

    (B)    The mezzanine loan held by the Company included an exit fee sufficient to allow the Company to realize a cumulative internal rate of return of 14% on the loan upon the sale of the property, or repayment or refinancing of the loan. The amount of exit fee accrued at March 31, 2013 was $283,086 and the sum of the outstanding principal balance and the unpaid accrued exit fee was part of the consideration for the purchase of Trail II, which ultimately totaled approximately $18.1 million. This adjustment reflects the repayment of the Trail mezzanine loan and the receipt of the $6.0 million principal amount and the exit fee.

(C)    The Company incurred loan closing costs which totaled $493,668 in conjunction with securing the new mortgage financing collateralized by both phases of the Trail property. These costs are to be amortized over the life of the loan as an adjustment of yield utilizing the effective interest method.

(D)    The adjustment to security deposits is to record the initial liability for the security deposits pertaining to residents occupying units within the Trail II property at the date of acquisition.

(E)    The adjustment to mortgage notes payable is calculated as the net proceeds of the new combined Trail project financing of approximately $28.1 million less the payoff of the mortgage on the first phase of the Trail property of approximately $15.3 million.

(F)    The adjustment to accumulated deficit consists of acquisition costs incurred related to the Trail II acquisition of $146,087, plus a prepayment penalty of $458,250 on the original Trail mortgage and an allocation adjustment to the amount of Trail II's historical net loss attributable to non-controlling interests.

3. Adjustments to Unaudited Pro Forma Consolidated Statements of Operations

The adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012 are as follows:

    (AA)    Included in the Company's allocation of the MFA Acquired Properties' purchase prices to the fair values of assets and liabilities acquired were the values of below market leases, which totaled $277,195. These liabilities were amortized in full into income during the pro forma twelve month period ended December 31, 2012. There were no such liabilities identified during the purchase price allocation related to the acquisition of Trail II.

(BB)    Since the acquisition of Trail II is assumed to have occurred on January 1, 2012 on these Unaudited Pro Forma Consolidated Statements of Operations, the historical interest revenue related to the Trail II mezzanine loan earned during 2012 has been reversed.

(CC)    Effective with the purchase of the MFA Acquired Properties and Trail II by the Company, the property management fee will increase from 3% of monthly gross rental income to 4% of monthly gross rental income, as stipulated in the Management Agreement. The pro forma adjustment reflects this additional cost burden on the MFA Acquired Properties' operations. During 2012, the Trail II property was still under construction, with the first building completed in March and the final building in August. During this period, the property was charged a management fee of 3% of revenues with a minimum charge of $20 per unit per month. Since these combined charges were in excess of 4% of monthly gross rental income for the twelve months ended December 31, 2012, no pro forma adjustment was made.

(DD)    Reflected in the pro forma adjustment is the Company's estimate of the depreciation and amortization charges that would have been recorded by the Company. The pro forma adjustment assumes a straight-line depreciation method using a 30 year life for MFA Acquired Properties' buildings, 40 year life for Trail II buildings, five to ten years for acquired building improvements and furniture fixtures and equipment, and for acquired intangible assets, approximately six months and seven months for the MFA Acquired Properties and Trail II, respectively, based upon the average remaining lease terms for acquired leases in place. The values of customer relationship intangible assets are amortized over the estimated remaining useful lives, which are estimated as the average remaining lease term plus the average estimated renewal period.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

(EE)    The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the estimated asset management fee, the Company used the pro forma December 31, 2012 balance sheet, as adjusted, plus the pro forma acquisition costs incurred on the MFA Acquired Properties and Trail II property.

(FF)    Reflected in the pro forma adjustment is the Company's estimate of interest expense incurred on the debt financings used to acquire (i) the MFA Acquired Properties, based upon the actual fixed 3.13% interest rate that was negotiated when the loans closed on January 23, 2013, and (ii) Trail II, based upon the actual fixed 4.22% interest rate that was negotiated when the loan financing both phases closed on June 25, 2013. The interest rates negotiated result in a combined annual interest expense of approximately $3.2 million. Included in this amount is annual amortization expense of loan origination costs of approximately $71 thousand for the new Trail financing and approximately $126 thousand for the MFA Acquired Properties. Aggregate loan origination costs were approximately $1.4 million for the financings of Trail and the MFA Acquired Properties. The pro forma adjustment assumes a straight-line amortization method, which approximates the effective yield method, assuming a 7 year term on the debt financings.

(GG)    The terms of the Series B Preferred Stock include an option of conversion to Common Stock, conditional upon approval by the current holders of Common Stock, which occurred on May 9, 2013. From the date of issue until conversion, holders of the Series B Preferred Stock are entitled to dividends on a pro rata basis at the same rate as dividends declared on the Company's Common Stock, calculated on an as-converted basis. For pro forma purposes, the Series B Preferred Stock was assumed to have been issued on January 1, 2012 to finance the acquisition of the MFA Acquired Properties. The Pro Forma Statement of Operations does not assume conversion to Common Stock during the twelve-month period ended December 31, 2012. The adjustment presented for dividends to preferred stockholders is calculated based upon the per-share Common Stock dividends actually declared during 2012, on 5,714,274 as-converted shares.

The adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the three-month period ended March 31, 2013 are as follows:

(AA)    Since the acquisitions of the MFA Acquired Properties and Trail II are assumed to have been acquired on January 1, 2012 on these Unaudited Pro Forma Consolidated Statements of Operations, the historical interest income related to the Trail II mezzanine loan earned in the first quarter of 2013 was reversed.

(BB)    Effective with the purchase of the MFA Acquired Properties and Trail II by the Company, the property management fee will increase from 3% of monthly gross rental income to 4% of monthly gross rental income, as stipulated in the Management Agreement. The pro forma adjustments reflect this additional cost burden on the properties' operations.

(CC)    Reflected in the pro forma adjustment is (i) the Company's estimate of the depreciation charges that would have been incurred by the MFA Acquired Properties for the period of January 1, 2013 through January 22, 2013, which totaled $273,964 (ii) the removal of historical amortization expense related to acquired intangible assets for the MFA Acquired Properties that were fully amortized on a pro forma basis during 2012, which totaled $2,382,285, and (iii) the Company's estimate of the depreciation charges that would have been incurred by the Trail II property for the period of January 1, 2013 through March 31, 2013. The Trail II pro forma depreciation adjustment assumes a straight-line depreciation method using a 40 year life for buildings and five to ten years for acquired building improvements and furniture fixtures and equipment.

(DD)    The acquisition cost adjustment is made in order to remove the actual acquisition costs related to the property acquisitions reflected in the historical financial statements, since they are nonrecurring costs of the specific acquisitions and are assumed to have been incurred in the three-month period ended March 31, 2012, the pro forma period of acquisition.

(EE)    The estimated asset management fee is based on 0.5% of the total value of the Company's assets based

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the estimated asset management fee, the Company used the total assets from the March 31, 2013 pro forma balance sheet, as adjusted, plus the pro forma acquisition costs incurred on the MFA Acquired Properties and the Trail II property. In addition, a similar adjustment is included for general and administrative expense fees, recorded as 2% of gross revenues of the MFA Acquired Properties for the portion of 2013 preceding the acquisition date and 2% of the gross revenues of Trail II for the three months ended March 31, 2013.

(FF)    Reflected in the pro forma adjustment is the Company's estimate of interest expense on the debt financings for the MFA Acquired Properties, based upon the actual fixed 3.13% interest rate that was negotiated when the loans closed on January 24, 2013, for the period of January 1, 2013 through January 22, 2013 and pro forma interest expense on the combined Trail property, based upon the actual fixed 4.22% interest rate that was negotiated when the loan financing both phases closed on June 25, 2013. The interest expense adjustments also include amortization of associated debt issuance costs.

(GG)    On January 3, 2013, the 106,988 outstanding Class B Units for 2012 became fully vested and earned and automatically converted to Class A Units of the Operating Partnership. As Class A Units, they became entitled to pro-rata distributions of profit and allocations of loss as non-controlling interests of the Operating Partnership. The weighted-average percentage of ownership by the non-controlling interests was approximately 1.93% for the three-month period ended March 31, 2013. This adjustment reflects the pro-rata adjustment to the amount of net income (loss) attributable to the non-controlling interests.

(HH)    This adjustment represents an accrual of dividends payable on the Series B Preferred Stock, at the same rate and frequency as Common Stock dividends and on an as-converted basis, for the period of January 1, 2013 through January 22, 2013. For pro forma purposes, the Series B Preferred Stock was assumed to have been issued on January 1, 2012 to finance the acquisition of the MFA Acquired Properties, and remained outstanding as of March 31, 2013. The adjustment presented for dividends to preferred stockholders is calculated based upon the $.145 per share Common Stock dividend actually declared, on 5,714,274 as-converted shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: July 12, 2013	By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP